EXHIBIT 10(a)

                           MOSINEE PAPER CORPORATION
                   DEFERRED COMPENSATION PLAN FOR DIRECTORS

                           As last amended effective
                               November 1, 1996

                           MOSINEE PAPER CORPORATION

                   DEFERRED COMPENSATION PLAN FOR DIRECTORS


      1. RESTATEMENT OF PLAN. Mosinee Paper Corporation (the "Company") hereby amends and restates the Mosinee Paper Corporation Deferred Compensation Plan for Directors effective as of June 17, 1993 (the "Plan").

      2. PURPOSE. The purpose of the Plan is to establish an alternative method of compensating members of the Board of Directors of the Company (the "Directors"), whether or not they otherwise receive compensation as employees of the Company, in order to aid the Company in attracting and retaining as Directors persons whose abilities, experience and judgment can contribute to the continued progress of the Company and to provide a mechanism by which the interests of the Directors and the shareholders can be more closely aligned.

      3. DEFINITIONS. As used in this Plan the following terms shall have the meaning set forth in this paragraph 3:

      (a) "BENEFICIARY" shall mean such person or persons, or organization or organizations, as the Participant from time to time may designate by a written designation filed with the Company during the Participant's life. Any amounts payable hereunder to a Participant's Beneficiary shall be paid in such proportions and subject to such trusts, powers and conditions as the Participant may provide in such designation. Each such designation, unless otherwise expressly provided therein, may be revoked by the Participant by a written revocation filed with the Company during the Participant's life. If more than one such designation shall be filed by a Participant with the Company, the last designation so filed shall control over any revocable designation filed prior to such filing. To the extent that any amounts payable under this Plan to a Participant's Beneficiary are not effectively disposed of pursuant to the above provisions of this paragraph 3(a), either because no designation was in effect at the Participant's death or because a designation in effect at the Participant's death failed to dispose of such amounts in their entirety, then for purposes of this Plan, the Participant's "Beneficiary" as to such undisposed of amounts shall be the Participant's estate.

      (b) "CHANGE OF CONTROL OF THE COMPANY" shall be deemed to have occurred when:

            (1)  any one of the following events occurs:

                  (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such persons any securities acquired directly from the Company or its affiliates) representing more than 50% of
            the combined voting power of the Company's then outstanding securities; provided, however, that for the purpose of determining whether any shareholder of the Company on the date hereof becomes the beneficial owner of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities, the securities of the Company held by such shareholder on the date hereof shall not be taken into account;

                  (B) the shareholders of the Company approve a merger or consolidation of the Company or a share exchange with any other company, other than a merger or consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or share exchange, or a merger or consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                  (C) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets and

            (2) a majority of the members of the Board of Directors who are unaffiliated with an Interested Shareholder (defined below) and who were members of the Board of Directors as of a date prior to the date on which the Interested Shareholder became an Interested Shareholder has not, by resolution prior to (A) the person described in subparagraph (1)(A) becoming the beneficial owner of 10% of the combined voting power of the Company's then outstanding securities or (B) the approval of shareholders described in (1)(B) or (C) the approval of shareholders described in
      (1)(C), approved or recommended such event. For purposes of this paragraph 3(b), the term "Interested Shareholder" shall mean any person (other than the Company or any of its subsidiaries or any member of the Board of Directors as of the effective date of this Plan or any affiliate of such person) who first became the beneficial owner of 10% or more of the combined voting power of the Company's then outstanding securities after the effective date of this Plan.

      (c) "COMMON STOCK" shall mean the common stock, without par value, of the Company.

      (d) "DIRECTORS' FEES" shall mean all of the compensation to which a Director would otherwise become entitled for services to be rendered as a Director.

      (e) "FAIR MARKET VALUE" of the Common Stock on any day shall be deemed to be the mean between the published high and low sale prices at which the Common Stock is traded on a bona fide over-the-counter market or, if such stock is not so traded on such day, on the next preceding day on which the Common Stock was so traded.
      (f)   "PARTICIPANT"  shall mean a Director who has made an election to defer Directors' Fees in accordance with paragraph 4.

      (g) "TERMINATION OF SERVICE" shall mean the BONA FIDE termination of a Participant's services as a member of the Board of Directors of the Company.

      4.    RIGHT TO DEFER DIRECTORS' FEES.

      (a) Each Director may elect before January 1 of any fiscal year of the Company to become a Participant and to defer the payment of all of the Directors' Fees to which the Participant would otherwise become entitled for services to be rendered during each fiscal year subsequent to the date on which such election is effective. An election by a Director to defer Directors' Fees pursuant to this subparagraph (a) shall be effective with respect to Directors' Fees earned during the first fiscal year beginning after the date such election is made and during each subsequent fiscal year until revoked or amended, provided that any such revocation or amendment shall only be effective with respect to fiscal years beginning after the date written notice of such revocation or amendment is first received by the Company.

      (b) Despite any other provision of subparagraph (a), if a person becomes a Director during a fiscal year, such Director may elect to become a Participant with respect to Directors' Fees earned during the year in which he became a Director, provided such election is made before such person begins to serve as a Director. An election by a Director to defer Directors' Fees pursuant to this subparagraph (b) shall be effective after the date such election is made and received by the Company with respect to Directors' Fees earned during the fiscal year in which such election is made and during each subsequent fiscal year until revoked or amended, provided that any such revocation or amendment shall only be effective with respect to fiscal years beginning after the date written notice of such revocation or amendment is first received by the Company.

      (c) Directors' Fees deferred by a Participant shall be distributable in accordance with paragraph 9 hereof and only after such Participant's Termination of Service. Any Directors' Fees not subject to an election made in accordance with this paragraph 4 shall be paid to the Director in cash.

      5.    ACCOUNTING AND ELECTIONS.

      (a) The Company shall establish a Deferred Cash Account and a Deferred Stock Account in the name of each Participant.

      (b) Each Participant shall make an initial election at the time his deferral election is filed pursuant to paragraph 4 to have his deferred Directors' Fees allocated to his Deferred Cash Account or his Deferred Stock Account. Effective from and after November 1, 1996, each fiscal year, a Participant may file a new election with the Company specifying (1) the Account to which all Directors' Fees deferred subsequent to the last day of such fiscal year (and prior to the effective date of any subsequent election) shall be allocated and/or (2) the Account to which all or any portion of the balance of his Accounts as of the last day of such fiscal year shall be allocated. The transfer of a Participant's Account balance shall be made in accordance with the following:

      (1) in the case of a transfer from a Deferred Cash Account into a Deferred Stock Account, that portion of the balance in the Participant's
      Deferred Cash Account as of the last day of the fiscal year in which the
      Participant has made an election to transfer his Deferred Cash Balance shall be determined after giving effect to all other adjustments required by this Plan and such portion shall be debited from the Participant's Deferred Cash Account and credited to his Deferred Stock Account effective as of the first day of the next subsequent fiscal year.

      (2) in the case of a transfer from a Deferred Stock Account into a Deferred Cash Account, the number of Stock Equivalent Units in the Participant's Deferred Stock Account as of the last day of the fiscal year to which the Participant has made an election to transfer his Deferred Stock Account shall be determined after giving effect to all other adjustments required by this Plan and such Stock Equivalent Units shall be converted into cash equivalent by multiplying the number of such units by an amount equal to the per share Fair Market Value of the Common Stock on the last day of the fiscal year. Effective as of the first day of the next subsequent fiscal year the Participant's Deferred Stock Account shall be debited by the number of Stock Equivalent Units so transferred and the Participant's Deferred Cash Account credited by the amount of cash equivalent so determined.

 Any election made by a Participant in accordance with this paragraph 5 shall remain in effect until a new election filed by the Participant becomes effective. A Participant's initial election shall be effective as of the date the Director becomes a Participant. Notwithstanding any other provision of this Plan, no election shall become effective if it is made by a Participant within six months of the immediately preceding election filed by such Participant and any such election shall be null and void.

      (c) As of each date on which the Company shall make a payment of Director's Fees and a Participant has a deferral election then in effect, there shall be credited to such Participant's Deferred Cash Account or Deferred Stock Account, as the case may be in accordance with such Participant's most recent effective election, the Directors' Fees otherwise payable to such Participant in cash as of such date.

      (d) Despite any other provision of this Plan, the most recent election in effect on November 1, 1996, made by a Participant with respect to the crediting of his Director's Fees to such Participant's Deferred Cash Account or Deferred Stock Account shall remain in effect as of November 1, 1996 as if such election had been made pursuant to subparagraph (a).

      (e) Within 90 days of the end of each fiscal year in which this Plan is in effect, the Company shall furnish each Participant a statement of the year-end balance in such Participant's Deferred Cash Account and Deferred Stock Account.

      6. FORM FOR ELECTIONS. The Secretary of the Company shall provide election forms for use by Directors in making an initial election to become a Participant and for making all other elections or designations permitted or required by the Plan.

      7. DEFERRED CASH ACCOUNT. As of the last day of each fiscal quarter, there shall be computed, with respect to each Deferred Cash Account which is then in existence, an amount equal to interest on the average daily balance in such Account during such quarter, computed at a rate per annum equal to the prime rate of interest then in effect at The Chase Manhattan Bank of New York. The amount so determined shall be credited to and become part of the balance of such Account as of the first day of the next fiscal quarter.
      8.    DEFERRED STOCK ACCOUNT.

      (a) As of each date on which the Company shall make a payment of Director's Fees and a Participant has a deferral election then in effect which provides for the deferral of payment of such fees to the Participant's Deferred Stock Account, the Directors' Fees otherwise payable to such Participant in cash as of such date shall be converted into that number of "Stock Equivalent Units" (rounded to the nearest one-ten thousandth of a unit) determined by dividing the amount of such Directors' Fees by an amount equal to the per share Fair Market Value of the Common Stock on such date.

      (b) On each date on which a dividend payable in cash or property is paid on the Common Stock, there shall be credited to each Deferred Stock Account such number of additional Stock Equivalent Units as are determined by dividing
 (1) the amount of the cash or other dividend which would have then been payable on the number of shares of Common Stock equal to the number of Stock Equivalent Units (including fractional shares) then represented in such Account by (2) an amount equal to the per share Fair Market Value of the Common Stock on such date. If the date on which a dividend is paid on the Common Stock is the same date as of which Directors' Fees are to be converted into Stock Equivalent Units, the dividend equivalent to be credited to such Account under this paragraph 8 shall be determined after giving effect to the conversion of the credit balance in such Account into Stock Equivalent Units.

      (c) The number of Stock Equivalent Units credited to a Participant's Deferred Stock Account shall be adjusted (to the nearest one-ten thousandth of a unit) to reflect any change in the Common Stock resulting from a stock dividend, stock split-up, combination, recapitalization or exchange of shares, or the like.

      9.    DISTRIBUTION OF DEFERRED AMOUNTS.

      (a) Distribution of amounts represented in a Participant's Deferred Cash Account or a Deferred Stock Account shall be made in accordance with the following:

      (1) Payment of the balance of the Deferred Cash Account and Deferred Stock Account of a Participant whose Termination of Service occurs for a reason other than death and prior to a Change of Control of the Company shall be made in a lump sum as of the last day of the fiscal quarter coincident with or immediately subsequent to the Participant's Termination of Service unless the Participant elects otherwise in accordance with the provisions of paragraph 9(b).

      (2) In the event a Participant ceases to be a Director because of his death or in connection with a Change of Control of the Company, payment of the balance of his Deferred Cash Account and Deferred Stock Account shall be made in a lump sum as of the last day of the fiscal quarter coincident with or immediately subsequent to the Participant's Termination of Service.

      (b) A Participant may elect, (1) before the first day of each fiscal year, (2) subject to the automatic distribution provisions of paragraph 9(a)(2), which shall govern the distribution of benefits in the event of Termination of Service which occurs because of death or a Change of Control of the Company and (3) prior to his Termination of Service that payment of the balance of his Deferred Cash Account and Deferred Stock Account shall be made in installments and the:
      (1)   fiscal quarter in which distribution of the Participant's Accounts shall begin (but in no event (A) earlier than the Director's Termination of Service or (B) later than the earlier of (i) the Director's 70th birthday or (ii) the date five years after the date of the Director's Termination of Service; and

      (2) number of fiscal quarters over which such Accounts shall be distributed to the Participant, which period shall not extend beyond the end of the 40th fiscal quarter following the fiscal quarter in which such distribution begins.

 Any election filed pursuant to this paragraph 9(b) shall be effective as of to the approval of the Board of Directors as then in effect.

     (c) If installment payments were elected by the Participant pursuant to paragraph 9(b), distributions shall be made in quarterly installments beginning on the first day of the first fiscal quarter following the date on which such Participant's Termination of Service occurs or each other later fiscal quarter as the Participant may have specified.

      (1) In the case of a Deferred Cash Account with respect to which installment payments were elected, the amount of each quarterly installment shall be determined by dividing the credit balance in such Account as of the distribution date by the number of installments then remaining unpaid. The credit balance in such Account shall then be reduced by the amount of each distribution out of such Account.

      (2) In the case of a Deferred Stock Account with respect to which installment payments were elected, the amount to be distributed as each quarterly installment shall be determined as follows: (A) multiply the number of Stock Equivalent Units (including any fraction thereof) then reflected in such Account by the Fair Market Value of the Common Stock on such date; (B) add to the product so determined the amount (if any) which has been credited to such Account but which has not been converted into Stock Equivalent Units; and (C) divide the total so obtained by the number of installments then remaining unpaid. The number of Stock Equivalent Units represented in a Deferred Stock Account shall be reduced forthwith by that number (rounded to the nearest one-ten thousandth of a unit) determined by dividing the amount of the distribution by the Fair Market Value of the Common Stock taken into account for purposes of clause (A) of the preceding sentence.

 In the event that a Participant dies after receiving payment of some, but less than all, of the entire amount to which such Participant is entitled under this Plan, the unpaid balance shall be paid in a lump sum to the Participant's Beneficiary.

      (d) In the case of a Deferred Cash Account or a Deferred Stock Account with respect to which payment is to be made in a lump sum, the amount of such payment shall be determined as if installment payments had been elected and the lump sum was the last (but only) such payment.

      (e) After a Participant's Termination of Service occurs, neither such Participant or his Beneficiary shall have any right to modify in any way the schedule for the distribution of amounts credited to such Participant under this Plan as specified in the last election filed by the Participant. However, upon a written request submitted to the Secretary of the Company by the person then entitled to receive payments under this Plan (who may be the

 Participant, or a Beneficiary, the Board of Directors may in its sole discretion, accelerate the time for payment of any one or more installments remaining unpaid.

      10. INCOMPETENCY. If, in the opinion of the Board of Directors of the Company, a Participant shall at any time be mentally incompetent, any payment to which such Participant would be entitled under this Plan may, with the approval of the Board of Directors, be paid to the Participant's legal representative, or to any other person for his benefit and in such case, the Board of Directors may in its sole discretion, accelerate the time for payment of any one or more installments remaining unpaid.

      11.   MISCELLANEOUS.

      (a) This Plan shall be effective upon adoption by the Board of Directors of the Company.

      (b) Amounts payable hereunder may not be voluntarily or involuntarily sold or assigned, and shall not be subject to any attachment, levy or garnishment.

      (c) Participation in this Plan by any person shall not confer upon such person any right to be nominated for re-election to the Board of Directors, or to be re-elected to the Board of Directors.

      (d) The Company shall not be obligated to reserve or otherwise set aside funds for the payment of its obligations hereunder, and the rights of any Participant under the Plan shall be an unsecured claim against the general assets of the Company. All amounts due Participants or Beneficiaries under this Plan shall be paid out of the general assets of the Company.

      (e) The Board of Directors shall have all powers necessary to administer this Plan, including all powers of Plan interpretation, of determining eligibility and the effectiveness of elections and of deciding all other matters relating to the Plan; provided, however, that no Participant shall take part in any discussion of, or vote with respect to, a matter of Plan administration which is personal to him and not of general applicability to all Participants 9. All decisions of the Board of Directors shall be final as to any Participant under this Plan.

      (f) The Board of Directors of the Company may amend this Plan in any and all respects at any time, or from time to time, or may terminate this Plan at any time, but any such amendment or termination shall be without prejudice to any Participant's right to receive amounts previously credited to such Participant under this Plan.

      In Witness Whereof, this Plan as amended effective as of November 1, 1996 has been executed as of the 17th day of October, 1996 by the undersigned duly authorized officer of the Company.

                                    MOSINEE PAPER CORPORATION




                                    DANIEL R. OLVEY
                                    President and Chief Executive Officer